As filed with the Securities and Exchange Commission on November 10, 2005.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Brascan Corporation
(Exact name of registrant as specified in its charter)

Ontario	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

BCE Place
181 Bay Street
Suite 300, P.O. Box 762
Toronto, Ontario, Canada M5J 2T3
(416) 363-9491
(Address of principal executive offices)

Brascan Corporation Management Share Option Plan
(Full title of the plan)

Torys LLP
237 Park Avenue
New York, NY 10017
Attention: Andrew J. Beck
(212) 880-6000
(Name, address and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum	Amount of
securities to be	Amount to be	Offering Price per	Aggregate Offering	Registration
registered	Registered(1)	Share(2)	Price(2)	Fee
Class A Limited Voting Shares	1,200,000 shares	$46.68	$56,016,000	$6,594

(1)	Plus such indeterminate number of Class A Limited Voting Shares of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act based upon the average of the reported high and low sales price of the Class A Limited Voting Shares of Brascan Corporation on November 4, 2005 on the New York Stock Exchange (a date within five business days of the filing of this Registration Statement).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          The documents containing the information specified in Part I of Form S-8 are not required to be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by Brascan Corporation as required by Part I of Form S-8 and by Rule 428 under the Securities Act of 1933.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Documents by Reference.
          The following documents which have been and will in the future be filed by us with the SEC are incorporated in the Registration Statement by reference:
          (a)     Our Annual Report on Form 40-F for the fiscal year ended December 31, 2004, which contains our audited financial statements for such fiscal year.
          (b)     All other reports filed by our company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2004.
          (c)     The description of our Class A Limited Voting Shares contained in our Registration Statement on Form 40-F, as filed with the SEC on December 4, 2000, including any amendment or report filed for the purpose of amending such description.
          In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the date of filing of each such document, provided that reports on Form 6-K shall be so deemed incorporated by reference only if and to the extent indicated in such reports.
Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

          Under the Business Corporations Act (Ontario), the Company may indemnify a present or former director or officer or a person who acts or acted at the Company’s request as a director or officer of another corporation of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Company, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the Company or such other corporation to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the Company as a matter of right if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set forth above.
          In accordance with the Business Corporations Act (Ontario), the board of directors of the Company approved a resolution (the “Resolution”) dated August 1, 1997 providing for the following:
          (i)     the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or such body corporate (except in respect of an action by or on behalf of the Company or such body corporate to procure a judgment in its favor), if,
          (a)     he or she acted honestly and in good faith with a view to the best interests of the Company, and
          (b)     in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful;
          (ii)     the Company shall, with the prior approval of the court having jurisdiction, indemnify a person referred to in (i) above in respect of an action by or on behalf of the Company or such body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or an officer of the Company or such body corporate, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfils the conditions set out in paragraphs (i)(a) and (b) above; and
          (iii)     notwithstanding anything in (i) and (ii) above, a person referred to in (i) above shall be indemnified by the Company in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or body corporate, if the person seeking indemnity,

          (a) was substantially successful on the merits in his or her defense of the action or proceeding, and
          (b) fulfils the conditions set out in paragraphs (i)(a) and (b) above.
          Nothing in the by-laws or resolutions of the Company limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to the Resolution.
          A policy of directors’ and officers’ liability insurance is maintained by the Company which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provided by the Company pursuant to the Resolution and the Business Corporations Act (Ontario).
          Insofar as indemnification for liabilities under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.
          A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement.
Item 9.	Undertakings.
          The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:
          (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
               (iii)     To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;
          (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
          (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4)     To include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.
          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on the 1st day of November, 2005.

BRASCAN CORPORATION
By:	/s/ Alan V. Dean
	Name:	Alan V. Dean
	Title:	Senior Vice President and Secretary

POWERS OF ATTORNEY
          Each person whose signature appears below constitutes and appoints Alan V. Dean and Brian D. Lawson, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities listed below and on November 1, 2005.

Signature	Title

/s/ J. Bruce Flatt	President and Chief Executive Officer and Director (Principal Executive Officer)
J. Bruce Flatt

/s/ Brian D. Lawson	Chief Financial Officer (Principal Financial Officer)
Brian D. Lawson

/s/ Bryan K. Davis	Senior Vice-President, Finance (Principal Accounting Officer)
Bryan K. Davis

Signature	Title

Director
James J. Blanchard

/s/ Jack L. Cockwell	Group Chairman and Director
Jack L. Cockwell

/s/ William A. Dimma	Director
William A. Dimma

Director
J. Trevor Eyton

/s/ James K. Gray	Director
James K. Gray

/s/ Robert J. Harding	Chairman and Director
Robert J. Harding

Director
David W. Kerr

/s/ Lance M. Liebman	Director
Lance M. Liebman

/s/ Philip B. Lind	Director
Philip B. Lind

/s/ Roy MacLaren	Director
Roy MacLaren

Director
G. Wallace F. McCain

Director
Jack M. Mintz

/s/ George S. Taylor	Director
George S. Taylor

AUTHORIZED REPRESENTATIVE
          Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brascan Corporation in the United States, on November 1, 2005.

Torys LLP
By:	/s/ Andrew J. Beck
	Name:	Andrew J. Beck
	Title:	Partner

EXHIBIT INDEX

Exhibit	Description of Exhibit
4.1	Brascan Corporation Management Share Option Plan

4.2	Articles of Amalgamation (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K dated March 30, 2005)

4.3	Articles of Amendment to Articles of Amalgamation (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K dated May 2, 2005)

5.1	Opinion of Torys LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Torys LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)